                                                                    Exhibit 2.68




                               STOCK PURCHASE AGREEMENT


                                       BETWEEN


                                CUMULUS HOLDINGS, INC.


                                         AND


                                    ROBERT LOWDER





                                   January 9, 1998

                                  TABLE OF CONTENTS


                                                                            PAGE
1.  PURCHASE AND SALE OF COMPANY SHARES . . . . . . . . . . . . . . . . . . . .1
     (A)  BASIC TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . .1
     (B)  PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     (C)  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     (D)  DELIVERIES AT THE CLOSING . . . . . . . . . . . . . . . . . . . . . .2

2.  REPRESENTATIONS AND WARRANTIES OF THE SELLER. . . . . . . . . . . . . . . .2
     (A) AUTHORIZATION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . .2
     (B)  NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     (C)  BROKERS' FEEs . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     (D)  COMPANY SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . .3

3.  REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . . . . . . . .3
     (A)  ORGANIZATION OF THE BUYER . . . . . . . . . . . . . . . . . . . . . .3
     (B)  AUTHORIZATION OF TRANSACTION. . . . . . . . . . . . . . . . . . . . .3
     (C)  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (D)  BROKERS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (E)  FCC LICENSEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     (F) FINANCIAL ABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .4

4.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY . . . . . . . . . . .4
     (A)  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. . . . . . . . . . .4
     (B)  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     (C)  NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     (D)  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .6
     (E) INTENTIONALLY LEFT BLANK.  . . . . . . . . . . . . . . . . . . . . . .6
     (F)  UNDISCLOSED LIABILITIES.  . . . . . . . . . . . . . . . . . . . . . .6
     (G)  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     (H)  TANGIBLE ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     (I)  OWNED REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . .8
     (J)  REAL PROPERTY LEASES. . . . . . . . . . . . . . . . . . . . . . . . .9
     (K)  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .9
     (L)  CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     (M) FCC LICENSES AND COMPLIANCE WITH FCC REQUIREMENTS. . . . . . . . . . 10
     (N)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (O)  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (P)  EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (Q)  POWERS OF ATTORNEY. . . . . . . . . . . . . . . . . . . . . . . . . 11

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     (R)  EMPLOYEE BENEFITS PLANS . . . . . . . . . . . . . . . . . . . . . . 11
     (S)  ENVIRONMENT, HEALTH, AND SAFETY . . . . . . . . . . . . . . . . . . 14
     (T)  LEGAL COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     (U)  CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY AND
               ITS SUBSIDIARIES15 . . . . . . . . . . . . . . . . . . . . . . .
     (V)  BROKERS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

5.  PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     (A)  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     (B)  TRANSFER APPLICATION. . . . . . . . . . . . . . . . . . . . . . . . 16
     (C)  HART SCOTT RODINO . . . . . . . . . . . . . . . . . . . . . . . . . 16
     (D)  NOTICES AND CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . 17
     (E)  OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . 17
     (F)  EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     (G)  PRESERVATION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . 19
     (H)  ENVIRONMENT, HEALTH, AND SAFETY . . . . . . . . . . . . . . . . . . 19
     (I)  FULL ACCESS AND CONSULTATION. . . . . . . . . . . . . . . . . . . . 19
     (J)  NOTICE OF DEVELOPMENTS. . . . . . . . . . . . . . . . . . . . . . . 20
     (K)  EXCLUSIVITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     (L)  TITLE INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     (M)  SURVEYS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     (N)  ENVIRONMENTAL ASSESSMENTS . . . . . . . . . . . . . . . . . . . . . 20
     (O)  RISK OF LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

6.  CONDITIONS TO OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . 21
     (A)  CONDITIONS TO OBLIGATION OF THE BUYER . . . . . . . . . . . . . . . 21
     (B)  CONDITIONS TO OBLIGATION OF THE SELLER. . . . . . . . . . . . . . . 23

7.  POST-CLOSING COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (A)  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (B)  LITIGATION SUPPORT. . . . . . . . . . . . . . . . . . . . . . . . . 24
     (C)  TRANSITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (D)  CONFIDENTIALITY.. . . . . . . . . . . . . . . . . . . . . . . . . . 25
     (E)  COLLECTION OF ACCOUNTS RECEIVABLE/PAYMENT OF DEBT . . . . . . . . . 25
     (F)  NAME CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

8.  REMEDIES FOR BREACHES OF THIS AGREEMENT . . . . . . . . . . . . . . . . . 26
     (A)  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     (B)  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYER . . . . . . 26
     (C)  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLER. . . . . . 27
     (D)  MATTERS INVOLVING THIRD PARTIES . . . . . . . . . . . . . . . . . . 27
     (E)  SPECIFIC PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . 28
     (F) LIQUIDATED DAMAGES . . . . . . . . . . . . . . . . . . . . . . . . . 28

     (H)  METHOD OF RECOURSE. . . . . . . . . . . . . . . . . . . . . . . . . 29

9.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

10.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     (A)  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . 34
     (B)  EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . 35

11.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (A)  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (B)  PRESS RELEASES AND ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . 35
     (C)  NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . . . . 35
     (D)  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (F)  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (G)  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (H)  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     (I)  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     (J)  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . . . 37
     (K)  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     (L)  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     (M) CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     (N)  INCORPORATION OF EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . 37
     (O)  SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . 38

                                       EXHIBITS


Exhibit A--Form of Earnest Money Escrow Agreement
Exhibit B--Tax Escrow Agreement
Exhibit C--Local Marketing Agreement
Exhibit D--Form of Opinion of Counsel to the Seller
Exhibit E--Form of Opinion of Counsel to the Buyer




                                 DISCLOSURE SCHEDULES

DESCRIPTION                                                    SECTION REFERENCE
-----------                                                    -----------------

Company Shares                                                       2(d)
Organization, Qualification, and Corporate Power                     4(a)
Financial Statements                                                 4(d)
Pro-forma Unaudited Balance Sheet for the Company, Broadcasting
   and Broadcasting Subsidiaries as of September 30, 1997              4(d)(1)
Intentionally Left Blank                                             4(e)
Tax Matters                                                          4(g)
Tangible Assets                                                      4(h)
Owned Real Property                                                  4(i)
Real Property Leases                                                 4(j)
Intellectual Property                                                4(k)
Contracts                                                            4(l)
FCC Licenses                                                          4(m)
Insurance                                                             4(n)
Litigation                                                            4(o)
Employees                                                             4(p)
Employee Benefits                                                     4(v)
Certain Business Relationships with Company and Its Subsidiaries      4(u)
Broker Fees                                                           4(v)
Pre-Closing Distributions and Payment of Debt                        6(a)

                               STOCK PURCHASE AGREEMENT

          This Agreement ("Agreement") is entered into on and as of January 9, 1998, by and between Cumulus Holdings, Inc., an Illinois corporation (the "BUYER"), and Robert Lowder, a resident of the Sate of Alabama (the "SELLER"). The Buyer and the Seller are referred to collectively herein as the "PARTIES."


                                PRELIMINARY STATEMENTS

          The Seller owns all of the outstanding capital stock (the "COMPANY SHARES") of Republic Corporation, an Alabama corporation (the "COMPANY"). The Company owns all of the outstanding capital stock of Colonial Broadcasting Company, Inc., an Alabama corporation ("BROADCASTING"), which in turn owns and operates radio stations WUSY-FM (licensed to Cleveland, Tennessee), and WLWI-FM, WMXS-FM, WMSP-AM, and WNZZ-AM (licensed to Montgomery, Alabama) (collectively the "STATIONS").

          This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the Company Shares in return for Cash. The Parties contemplate that at the Closing (as hereinafter defined), the assets of the Company will consist solely of all of the outstanding capital stock of Broadcasting and an interest as a general partner in Montgomery Towers Partners, an Alabama general partnership. (See
Section 2(d) of the Disclosure Schedule)   The Parties agree that the stock of
Broadcasting's corporate subsidiaries, CBC Realty, Inc., an Alabama corporation, and Radio Management Services Company, Inc., a Delaware corporation (collectively "Broadcasting Subsidiaries") shall be distributed to Seller prior to the Closing Date. Concurrently with the execution of this Agreement, the Parties are entering into the Local Marketing Agreement described in SECTION 1(E) below, pursuant to which the Buyer will operate the Stations pending the
Closing.   The accounts receivable of the Stations in existence as of the effective date of the Local Marketing Agreement shall be collected pursuant to the terms of the Local Marketing Agreement and shall be the property of the Company.

          Now, therefore, in consideration of the premises and the mutual promises herein made and the representations, warranties, and covenants herein contained, the Parties agree as follows.

          1.   PURCHASE AND SALE OF COMPANY SHARES.

          (a)  BASIC TRANSACTION.   Subject to the terms and conditions of this
Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Company Shares for the consideration specified below in this SECTION 1.

          (b) PURCHASE PRICE. The Buyer agrees to pay to the Seller, as consideration for the Company Shares, the Purchase Price (the "PURCHASE PRICE") described in Schedule A to this Agreement and agrees to make the escrow deposit ("ESCROW DEPOSIT") in the form and manner described in Schedule A and more particularly described in the earnest money escrow agreement ("EARNEST MONEY ESCROW AGREEMENT") attached hereto as Exhibit A. The Purchase Price shall include the Tax Escrow Deposit ("TAX ESCROW DEPOSIT") in the form and manner described in Schedule A and more particularly described in the Tax Escrow Agreement attached hereto as Exhibit B.


          (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at a mutually agreeable location, commencing at 9:00 a.m. local time on a mutually agreed date not later than ten (10) business days after the FCC approval of the Transfer Application becomes a Final Order, by which date all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby will have been satisfied or waived (the "CLOSING DATE").

          (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in SECTION 6(A) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in SECTION 6(B) below, (iii) the Seller will deliver to the Buyer stock certificates representing the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in Schedule A.

          (e) LOCAL MARKETING AGREEMENT. Concurrent with the execution of this Agreement, the Seller and Buyer shall execute a Local Marketing Agreement (the "Local Marketing Agreement"), a copy of which is attached hereto as Exhibit "C".


          2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this
SECTION 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2), except as set forth in the Disclosure Schedule:

          (a) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, subject to (a) the effect of any applicable fraudulent conveyance or fraudulent transfer laws and applicable bankruptcy, insolvency, receivership, moratorium, reorganization or other laws and legal principles of general application affecting the rights and remedies of creditors generally, (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) principles of public policy. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than Transfer Assignment Applications described in SECTION 5(B) below.

          (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor (assuming the receipt of all necessary regulatory approvals and all necessary consents and approvals with respect to the contracts described on
Schedule 4(l) of the Disclosure Schedule) the consummation of the transactions contemplated hereby, nor the performance of his obligations hereunder, will in any material respect (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or (ii) conflict with, or result in a breach of, or constitute a default under any agreement or instrument to which the Seller is a party or by which the Seller or his assets are bound. Other than with respect to the Transfer Application and the filing(s) required by the HSR Act (if any), the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (c) BROKERS' FEEs. Other than one-half of one percent (.5%) of the Purchase Price payable by the Seller to Don Sailors, the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (d) COMPANY SHARES. The Seller holds of record and owns beneficially Fifty Thousand (50,000) Company Shares, which constitute all of the issued and outstanding capital stock of the Company, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests (other than indebtedness owing to Sun Trust Bank identified in Section (6)(a) of the Disclosure Schedule), options, warrants, rights, contracts, calls, commitments, equities, and demands. The Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement).
The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

          3. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this
SECTION 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
SECTION 3).

          (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Buyer has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer is not in default under or in violation of any provision of its charter or bylaws.

          (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          (c) NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement, nor (assuming the receipt of all necessary regulatory approvals and all necessary consents and approvals with respect to the contracts described on
Schedule 4(l) of the Disclosure Schedule), the consummation of the transactions contemplated hereby, nor the performance of its obligations hereunder, will in any material respect (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, or constitute a default under any agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its assets are subject. Other than with respect to the Transfer Application and the filing(s) required by the HSR Act (if any), the Company need not give any notice to, make any filing(s) with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) BROKERS' FEES. Other than one-half of one percent (.5%) of the Purchase Price, payable by the Buyer to Don Sailors, the Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          (e) FCC LICENSEE. The Buyer is qualified to be an FCC licensee with respect to the Stations and will continue to remain so through to Closing.

          (f) FINANCIAL ABILITY. The Buyer currently is financially qualified to effectuate the transaction described in this Agreement with sufficient net liquid assets on hand or available from committed sources of funds to consummate the transaction and operate the Stations during the Interim Period.

          4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Seller represents and warrants to the Buyer that the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement. In addition, with the exception of the statements in the following Sections, the Seller represents and warrants to the buyer that the statements contained in this Section 4 will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4): Sections 4(h), 4(i)(ii), (iv), and (vi); 4(j); 4(l); 4(m)(ii) and (iii); 4(n); 4(p); 4(s); 4(t); and 4(u).
Representations and warranties relating to the Company shall extend to and include Broadcasting and Broadcasting Subsidiaries, as and where appropriate.

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and
use the properties owned and used by it.   The Company's sole Subsidiary is
Broadcasting.  Broadcasting's only subsidiaries are Broadcasting Subsidiaries.
SECTION 4(A) of the Disclosure Schedule lists the directors and officers of the Company and Broadcasting and the names of Persons in whom the Company holds, directly or indirectly, any equity or similar interests. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Company and Broadcasting (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Company and Broadcasting are correct and complete. Neither the Company nor Broadcasting is in default under or in violation of any provision of its charter or bylaws.

          (b)  CAPITALIZATION.

                    (i) The entire authorized capital stock of the Company consists of Five Hundred Thousand (500,000) Company Shares, of which Fifty Thousand (50,000) Company Shares are issued and outstanding and Zero(-0-) Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in SECTION 2(D) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company.

                    (ii) The entire authorized capital stock of Broadcasting consists of One Thousand (1,000) Broadcasting Shares, of which One Thousand (1,000) Broadcasting Shares are issued and outstanding and Zero(-0-) Broadcasting Shares are held in treasury. All of the issued and outstanding Broadcasting Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Company as set forth in SECTION 2(D) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Broadcasting is a party or which are binding upon Broadcasting providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Broadcasting. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Broadcasting.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor (assuming the receipt of all necessary regulatory approvals and all necessary consents and approvals with respect to the contracts described on
Schedule 4(l) of the Disclosure Schedule) the consummation of the transactions contemplated hereby nor the performance of its obligations under, will in any material respect (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or (ii) conflict with, result in a breach of, or constitute a default under any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets are subject. Other than with respect to the Transfer Application and the filing required by the HSR Act (if any), the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) FINANCIAL STATEMENTS. The following financial statements have been provided to Buyer and are included in SECTION 4(D) of the Disclosure Schedules (collectively the "FINANCIAL STATEMENTS"): (i) audited and/or reviewed balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993; December 31, 1994; December 31, 1995; and December 31, 1996 (the "MOST RECENT FISCAL YEAR END"), for the Company; and (ii) proforma unaudited balance sheets and statements of income and cash flow, as of and for each month during 1996 and 1997 (through September) for the Company. The Financial Statements set forth in
(i) above have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete). Without limiting the generality of the foregoing, all material revenues and expenses of the Company as of December 31, 1997 have arisen in the Ordinary Course of Business. To the best of Seller's Knowledge ("Knowledge") without independent investigation, there have been no events or occurrences since the Most Recent Balance Sheet that would render the September 30, 1997 balance sheet to be incorrect in any material respect; nor since September 30, 1997, has there been any material adverse effect on the Financial Statements of the Company and its subsidiaries, except as disclosed in the Disclosure Schedules hereto.

          (e)  INTENTIONALLY LEFT BLANK.

          (f) UNDISCLOSED LIABILITIES. To Knowledge of the Seller and the Company, without independent investigation as of the date hereof, the Company has no undischarged liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any liability), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand) and (iii) matters disclosed in Schedule 4(o).

          (g)  TAX MATTERS.

               (i) The Company has timely filed all Tax Returns that it was required to file or may be required to file. All such Tax Returns that were filed were correct and complete in all respects, and all such Tax Returns that will be filed will be correct and complete in all respects. All Taxes and withholding amounts due and payable prior to the Closing will have been paid in full prior to the Closing. The Seller and the Company will provide Buyer prior to Closing a schedule (the "Tax Schedule") that reflects all Taxes to be owed by the Company as of Closing that have not been accrued by the Company on its Financial Statements. Seller represents and warrants that to his Knowledge, without independent investigation, the Tax Schedule will be a complete and correct representation of all Taxes owed by the Company as of Closing but that have not been accrued.

               (ii) Except as disclosed in Section 4(g) of the Disclosure Schedule, the Company is not currently a party to a pending Tax audit, aware of a threatened Tax audit, or the beneficiary of any extension of time within which
to file any Tax Return.   No claim has ever been made by an authority in a
jurisdiction where the Company does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. With respect to tax audits disclosed in Section 4(g) of the Disclosure Schedule, the Company has consented to the assessments proposed by the Internal Revenue Service and such amounts will be reflected in full in the Tax Schedule.

               (iii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

               (iv) Except as disclosed in Section 4(g) of the Disclosure Schedule, no Seller or director or officer (or employee responsible for Tax matters) of the Company has Knowledge that any authority has or will seek to assess any additional Taxes for any period for which returns have been filed. Except as disclosed in Section 4(g) of the Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. The Company has provided to Buyer, and SECTION 4(G) of the Disclosure Schedule lists, true and correct copies of all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after January 1, 1992, and all examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1993. Except as disclosed in Section 4(g) of the Disclosure Schedule, no such return has been the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns.

               (v) Except as disclosed in Section 4(g) of the Disclosure Schedule, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (vi) Except as described in Section 4(l) of the Disclosure Schedule, the Company is not a party to any Tax allocation or sharing agreement. The Company has not ever been (or has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of a consolidated return year.

               (vii) As set forth in SECTION 4(G) of the Disclosure Schedule), Buyer has been provided the following information with respect the Company as of the most recent practicable date: (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

          (h) TANGIBLE ASSETS. SECTION 4(H) of the Disclosure Schedule, the Company's current depreciation schedule, sets forth a listing of all transmitter and station equipment, vehicles and other tangible personal property used in conducting the operation and business of the Stations. The Company owns or leases all tangible assets necessary for the conduct of the operation and business of the Stations as presently conducted and as presently proposed to be conducted.

          (i)  OWNED REAL PROPERTY.   SECTION 4(I) of the Disclosure Schedule
lists and describes briefly all real property that the Company owns. With respect to each such parcel of owned real property:

               (i) the Company has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, (including but not limited to leases or other agreements granting to any party the right of use or occupancy of and options or rights of first refusal to purchase) except for recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

               (ii) there are no (A) pending or, to the Knowledge of the Seller and the Company, threatened condemnation proceedings relating to the property; or (B) pending or, to the Knowledge of the Seller and the Company, threatened litigation or administrative actions relating to the property;

               (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately; the buildings, towers, antennae and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or

"permitted non-conforming structure" classifications), and do not encroach on any easement which may materially impair the use of the property as currently used; the land does not serve any adjoining property for any purpose inconsistent with the use of the land as now used; the property is not subject to any restriction for which any permits or licenses necessary to the use thereof have not been obtained; and access to the property is provided by public right-of-way;

               (iv) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance in all material respects with applicable laws, rules, and regulations;

               (v) there are no parties (other than the Seller) in possession of the parcel of real property, other than tenants under any leases disclosed in SECTION 4(J) of the Disclosure Schedule who are in possession of space to which they are entitled, no leases, subleases or other agreements granting to any party any right of use or occupancy or option or right of refusal with respect to any parcel of real property;

               (vi) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including electricity and telephone, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public or private roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

               (vii) each parcel of real property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property.

          (j) REAL PROPERTY LEASES. SECTION 4(J) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. SECTION 4(J) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with SECTION 6(I) below. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in SECTION 4(J) of the Disclosure Schedule (as amended to date). The Company has no Knowledge of any material breach or default existing under any of the Leases.

          (k)  INTELLECTUAL PROPERTY.   Neither the Company nor Broadcasting has
any material Intellectual Property other than its name.

          (l) CONTRACTS. Other than Advertising Contracts, SECTION 4(L) of the Disclosure Schedule lists the contracts, agreements, and other written arrangements to which the Company is a party and either involving payment in excess of Five Thousand Dollars ($5,000) per year or not entered into in the Ordinary Course of Business. The Company has delivered to the Buyer a correct and complete copy of each written arrangement listed in Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed:

               (i) the written arrangement is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing;

               (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and

               (iv) no party has repudiated in writing any provision of the written arrangement.

The written arrangements listed in SECTION 4(L) of the Disclosure Schedule are all of the written arrangements necessary for the conduct of the operation and business of the Stations as presently conducted and proposed to be conducted. The Company is not a party to any verbal contract, agreement, or other arrangement (other than those listed in SECTION 4(L) of the Disclosure Schedule) which, if reduced to written form, would be required to be listed in SECTION 4(L) of the Disclosure Schedule under the terms of this SECTION 4(L).

          (m)  FCC LICENSES AND COMPLIANCE WITH FCC REQUIREMENTS.

               (i) All licenses, permits, authorizations, franchises, certificates of compliance, and consents of governmental bodies, including, without limitation, the FCC Licenses, used or useful in the operation of the Stations as they are now being operated are detailed in SECTION 4(M) of the Disclosure Schedule and are in full force and effect and are to the Company's Knowledge unimpaired in any material respect by any acts or omissions of the Seller or the Company, and are free and clear of any restrictions which might limit the full operation of the Stations in accordance with the FCC Licenses. To the Knowledge of Seller, the Company is unaware of any condition or event that has occurred that permits, or after notice or lapse of time, or both, would permit, the revocation or termination of any such license, permit, consent, franchise, or authorization (other than pursuant to their express expiration date) or the imposition of any material restriction or limitation upon the operation of the Stations as now conducted. Except as set forth in SECTION 4(M) of the Disclosure Schedule, the Seller and the Company are not aware of any reason why the FCC licenses might not be renewed in the ordinary course or revoked.

               (ii)   The Stations are each in material compliance with the
FCC's policy on exposure to radio frequency radiation.   Access to the Station's
transmission facilities is restricted in accordance with the policies of the FCC.

               (iii) Except as set forth in SECTION 4(M) of the Disclosure Schedule, to the best of the Knowledge of the Seller and the Company, the Company is not the subject of any FCC or other governmental investigation or any notice of violation or order, or any material complaint, objection, petition to deny, or opposition issued by or filed with the FCC or any other governmental authority in connection with the operation of or authorization for the Stations, and there are no proceedings (other than rulemaking proceedings or other proceedings of general applicability) before the FCC or any other governmental authority that could adversely affect any of the FCC Licenses or the authorizations listed in SECTION 4(M) of the Disclosure Schedule.

               (iv) The Company has filed with the FCC and all other governmental authorities having jurisdiction over the Stations all material reports, applications, documents, instruments, and other information required to be filed, and will continue to make such filings through the Closing Date.

          (n) INSURANCE. SECTION 4(N) of the Disclosure Schedule sets forth a complete and accurate description of all of the Company's insurance coverage as of the date of this Agreement.

          (o) LITIGATION. Except as disclosed in SECTION 4(O) of the Disclosure Schedule, the Company: (i) is not subject to any unsatisfied judgement, order, decree, stipulation, injunction, or charge; and (ii) is not a party or, to the Knowledge of the Seller and the Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in SECTION 4(O) of the Disclosure Schedule could result in any material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company or the Stations taken as a whole. The Seller and the Company have no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

          (p)  EMPLOYEES.   SECTION 4(P) of the Disclosure Schedule sets forth a
listing of the names, positions, job descriptions, salary or wage rates and all other forms of compensation paid for work at the Stations of each employee of Company. To the Knowledge of the Seller and the Company, no key employee or group of employees has any plans to terminate employment with the Company nor has the Company experienced any claims of unfair labor practices. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, or other collective bargaining disputes. To the Knowledge of Seller and the Company, the Company has not committed any unfair labor practice. The Seller and the Company have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (q) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

          (r)  EMPLOYEE BENEFITS PLANS.

               (i) EMPLOYEE BENEFIT PLANS. Section 4(r) of the Disclosure Schedule lists all Employee Benefit Plans and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other written employment agreements (with respect to which the Company or Broadcasting or Broadcasting Subsidiaries has any obligation (collectively, the "Plans")). The Company has furnished or made available to the Buyer a complete and accurate copy of each Plan (or a description of the Plans, if the Plans are not in writing benefit) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (1) each trust or other funding arrangement, (2) each summary plan description and summary of material modifications, (3) the three
(3) most recently filed IRS Forms 5500 and related schedules, (4) the most recently issued IRS determination letter for each such Plan, and (5) the three
(3) most recently prepared actuarial and financial statements in connection with each such plan.

               (ii) ABSENCE OF CERTAIN TYPES OF PLANS. Except as disclosed in SECTION 4(R) of the Disclosure Schedule, no member of the Company's "controlled group", within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Closing Date has maintained or contributed to, an Employee Pension Benefit Plan subject to Title IV of ERISA ("Title IV Plan"). No Title IV Plan is a "multiemployer pension plan" as defined in Section 3(37) of ERISA. Except as disclosed in the Disclosure Schedule, none of the Plans obligates the Company , Broadcasting or Broadcasting Subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the code. Except as disclosed in the Disclosure Schedule, or as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director or life insurance benefits to any current or former employee, officer or director of the Company, Broadcasting or Broadcasting Subsidiaries. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

               (iii)  COMPLIANCE WITH APPLICABLE LAW.  Except as disclosed in
Section 4(r) of the Disclosure Schedule, each Plan has been operated in all respects in accordance with the requirements of all applicable law and all persons who participate in the operation of such Plan and all Plan Fiduciaries have acted in accordance with the provisions of all applicable law, except where such violations of applicable law would not, individually or in the aggregate, have a Material Adverse Effect on the Company, Broadcasting or Broadcasting Subsidiaries, taken as a whole. The Seller has performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller has no Knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company, Broadcasting or Broadcasting Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the Knowledge of Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, except as disclosed in the Disclosure Schedule, to the Knowledge of Seller, no fact or event exists that could give rise to any such action, suit or claim. Except as disclosed in the Disclosure Schedule, neither the Company nor Broadcasting or Broadcasting Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation (other than for premiums which have been paid when due) or any material liability under
Section 302 of ERISA or Section 412 of the Code that has not been satisfied in full and no condition exists that presents a material risk of incurring any such liability.

               (iv) QUALIFICATION OF CERTAIN PLANS. Each Plan that is intended to be qualified under Section 401(a) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified, and except as disclosed in the Disclosure Schedule, Seller is not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan. Except as disclosed on the Disclosure Schedule, no trust maintained or contributed by Broadcasting or Broadcasting Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

               (v) ABSENCE OF CERTAIN LIABILITIES AND EVENTS. Except for matters disclosed in the Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company, Broadcasting and Broadcasting Subsidiaries have not incurred any liability for any excise tax arising under
Section 4972 or 4980B of the Code that would individually or in the aggregate have a Material Adverse Effect on the Company. Broadcasting and Broadcasting Subsidiaries, taken as a whole, and, to the Knowledge of Seller, no fact or event exists that could give rise to any such liability.

               (vi) PLAN CONTRIBUTIONS. All contributions, premiums or payments required to be made prior to the Closing Date with respect to any Plan have been made on or before the Closing Date.

               (vii) FUNDED STATUS OF PLANS AND RIGHTS TO TERMINATE. Except as described in Section 4(r) of the Disclosure Schedules, with respect to each Title IV Plan, the present value of all accrued benefits under each such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by each such Plan's actuary with respect to each such Plan did not exceed, as of the most recent valuation date, the then current value of assets of such Plan allocate to each accrued benefit. No provision of any such Plan, nor any amendment thereto, would result in any limitation on the Company or Broadcasting or Broadcasting Subsidiaries rights, or the Buyer's request, to terminate each such Plan and to receive any residual amounts under Section 4044 of ERISA.

               (viii) STOCK OPTIONS. SECTION 4(R) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company, Broadcasting or Broadcasting Subsidiaries who holds any option to purchase Company Shares as of the date of this Agreement, together with the number of Company Shares subject to such option, the date of grant of such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. The Disclosure Schedule also sets forth the total number of such ISOs and such non-qualified options.

               (ix) EMPLOYMENT CONTRACTS. Except for employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company, Broadcasting or Broadcasting Subsidiaries disclosed in the Disclosure Schedule, neither the Company nor Broadcasting or Broadcasting Subsidiaries is a party to any such contracts. Neither the Company nor any of the Company's Subsidiaries or Affiliates is a party to any collective bargaining agreements.

               (x) EFFECT OF AGREEMENT. Except as disclosed on the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with another event, entitle any current or former employee of the Company or Broadcasting or Broadcasting Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided herein, or accelerate the time of payment or vesting or increase the compensation due any such employee or former employee, in each case, except as expressly provided herein.

          (s)ENVIRONMENT, HEALTH, AND SAFETY.

               (i) The Company has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

               (iii) To the Knowledge of Seller and the Company, the Company has no Liability (and there is no Basis related to the past or present operations, and its respective predecessors for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Seller giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment, or for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury; PROVIDED, HOWEVER, that this representation speaks only to liability arising out of acts of the Seller and the Company and not to liability which may arise out of the acts of predecessor owners or operators of the Company's real property.

               (iii) To the Knowledge of the Seller and the Company, the Company has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Seller giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety, or for any illness of or personal injury to any employee.

               (iv) The Company has obtained and has been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

               (v) To the Knowledge of Seller and the Company, all properties and equipment used in the business of the Company have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

               (vi) To the Knowledge of Seller and the Company, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Company owns or ever has owned or leases or ever has leased. The Seller has delivered to the Buyer a complete copy of all environmental claims, reports, studies, compliance actions or the like of the Company which are available to the Seller or the Company with respect to any of the Real Estate.

          (t)  LEGAL COMPLIANCE.

               (i) The Company has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof), and to the Knowledge of the Seller and the Company, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation, including those relating to the employment of labor, employee civil rights, and equal employment opportunities and relating to antitrust matters.

               (ii) The Company has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable laws (including rules and regulations thereunder). The Company has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

          (u) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY AND ITS SUBSIDIARIES. Except as described in SECTION 4(U) of the Disclosure Schedule, neither the Seller nor his Affiliates has been involved in any business arrangement, advertising contract or relationship with the Company within the past twelve (12) months, and none of the Seller and his Affiliates owns any property or right, tangible or intangible, which is used in the business of the Company.

          (v) BROKERS' FEES. Except as provided in SECTION 2(D) and SECTION 3(D) above, the Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

          (a) GENERAL. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set for in SECTION 6 below). The Buyer will not make any offer or execute any agreement for purchase of assets or stock which, if accepted or consummated, would disqualify the Buyer from consummating the proposed transaction with the Seller under the rules and regulations of the FCC regarding ownership of multiple stations within a market. In addition, each of the Parties will not take any other action or omit to take any action which might impede or delay FCC approval of the transactions contemplated hereby.

          (b) TRANSFER APPLICATION. Within ten (10) business days after the execution of this Agreement, the Company and the Buyer shall jointly file with the FCC an application for transfer or control of the Company, including its FCC Licenses, permits and authorizations pertaining to the Stations from the Seller to the Buyer (the "TRANSFER APPLICATION"). The costs of the FCC filing fees in connection with the Transfer Application shall be divided equally between the Seller and the Buyer. Each Party shall pay their own attorneys' fees. The Seller, the Company and the Buyer shall thereafter prosecute the Transfer Application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grant of the Transfer Application as expeditiously as practicable (but neither the Seller nor the Buyer shall have any obligation to satisfy complainants or the FCC by taking any steps which would have material adverse effect upon the Buyer, the Seller, or the Stations). If the FCC imposes any condition on any Party to the Transfer Application, such Party shall use commercially reasonable efforts to comply with such condition; PROVIDED that no such Party shall be required hereunder to comply with any condition that would have a material adverse effect upon the Buyer, the Seller or the Stations. The Seller and the Buyer shall jointly oppose any requests for reconsideration or judicial review of FCC approval of the Transfer Application and shall jointly request from the FCC an extension of the effective period of FCC approval of the Transfer Application if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC Consent. Nothing in this SECTION 5(B) shall be construed to limit any Party's right to terminate this Agreement pursuant to SECTION 10 of this Agreement.

          (c) HART SCOTT RODINO NOTIFICATION. If legally necessary, Buyer and Seller agree that as soon as practicable, but in no event later than thirty (30) days after the date of this Agreement, each will complete the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" (the "HSR Form") with respect to the transactions contemplated by this Agreement and file such HSR Form with the Federal Trade Commission and the Department of Justice, as required by the Hart Scott Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder ("HSR Act"). If legally necessary, each of Buyer and Seller shall request early termination of the waiting period under the HSR Act and will promptly complete and file responses to all requests for additional data and information which may be made under theHSR Act. Buyer and Seller shall each be responsible for their costs in preparing, filing and prosecuting their respective Forms and any such responses to requests for additional data or information, and will cooperate with each other in obtaining clearance of the transactions contemplated by this Agreement under the HSR Act as promptly as is practicable. Buyer and Seller shall each pay one-half of the filing fee required under the HSR Act with respect to the transactions contemplated by this Agreement.

          (d) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and the Seller will cause the Company to use its commercially reasonable efforts to obtain any third party consents, that may be reasonably necessary in connection with the matters pertaining to the Company or the Seller disclosed or required to be disclosed in the Disclosure Schedule. Each of the Parties will file any notification and report forms and related material that he, she or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use his or its best efforts to obtain an early termination of the applicable waiting period, and will make further filings pursuant thereto that may be necessary, proper or advisable. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

          (e) OPERATION OF BUSINESS. From the date hereof until the Closing Date, the Seller will not cause or permit the Company to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not, without prior consultation with and approval of the other, cause the Company to:

          (i) sell, lease, transfer or assign any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) enter into any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business or enter into any contract, lease, sublease, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business with a Related Party without the prior written consent of Buyer;

          (iii) accelerate, terminate, modify or cancel any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) involving more than $10,000 to which the Company is a party or by which it is bound;

          (iv) grant any Security Interest upon any of the Company's assets, tangible or intangible;

          (v) make any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business, other than in connection with the Chattanooga (Cleveland, TN) facility;

          (vi) make any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

          (vii) create, incur, assume, or guaranty any indebtedness (including capitalized lease obligations) outside the Ordinary Course of Business;

          (viii) delay or postpone (beyond its normal practice) the payment of accounts payable and other Liabilities;

          (ix) cancel, compromise, waive or release any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

          (x) make any loan to, or enter into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

          (xi) terminate or enter into any employment arrangement, employment contract, consulting contract or severance agreement or collective bargaining agreement, written or oral, or modify the terms of any existing such contract or agreement;

          (xii) grant any increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

          (xiii) adopt any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract, or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract, or commitment;

          (xiv) outside the Ordinary Course of Business, make any other change in employment terms for any of its directors, officers, and employees;

          (xv) make or pledge to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xvi) materially alter its credit and collection policies or its accounting policies;

          (xvii) materially alter the programming, format or call letters of the Stations or their promotional and marketing activities, nor terminate any syndicated programming;

          (xviii)   apply to the FCC for any modification of the FCC Licenses;

          (xix) change or authorize any change in the charter or bylaws of the Company;

          (xx) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

          (xxi) declare, set aside, or pay any dividend or distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (other than distributions to the extent of any income taxes (both federal and state) resulting from S corporation taxable income of the Company for its 1997 tax year) as well as those distributions listed in SCHEDULE 6(A) of the Disclosure Schedule.

          (xxii)  commit to any of the foregoing.

          (f)  EMPLOYEES.   Neither the Seller, the Buyer nor the Company will
take any action to preclude or discourage any of the Company's employees from continuing employment with the Company.

          (g) PRESERVATION OF BUSINESS. The Seller and the Buyer will cooperate in causing the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, relationships with lessors, licensees, advertisers, suppliers, customers, and employees, all of the confidential information and trade secrets of the Stations, and the FCC Licenses and will not knowingly operate stations in such a manner as to cause the stations to be in non-compliance with FCC regulations.

          (h) ENVIRONMENT, HEALTH, AND SAFETY. The Seller and the Company will comply in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof) concerning the environment, public health and safety and employee health and safety.

          (i) FULL ACCESS AND CONSULTATION. The Seller will permit and will cause the Company to permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Stations, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Company for the purpose, among other things, to review financial statements of the Company, to verify the accuracy of representations and warranties of the Seller and the Company contained in this Agreement, and to prepare for the consummation of the transactions contemplated by this Agreement. The Seller will cause the Company to cooperate with the Buyer's management with a view to informing the Buyer's management as to the operations, management and business of the Stations.

          (j) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (k) EXCLUSIVITY. The Seller will not (and the Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving the Seller; or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing.

          (l) TITLE INSURANCE. The Seller will assist the Buyer in obtaining with respect to each parcel of real estate that the Company owns, leases or subleases an owner's or leasehold owner's policy (as appropriate) issued by a title insurer reasonably satisfactory to the Buyer, in an amount equal to the fair market value of such real property (including all improvements located thereon), insuring title to such real property in the Buyer as of the Closing subject only to the title exceptions which do not impair the current use, occupancy or value or the marketability of title of the property and are disclosed in SECTION 4(I) or SECTION 4(J) of the Disclosure Schedule, together with such endorsements for zoning, contiguity, public access and extended coverage and such other endorsements as the Buyer reasonably requests. The Seller shall pay the cost of such title policies. If such title insurance or a commitment for the issuance thereof is not obtained on or prior to thirty (30) days after the date of this Agreement, the Seller shall be under no further obligation with respect thereto and obtaining such title insurance shall cease to be a condition to the Buyer's obligations hereunder.

          (m) SURVEYS. With respect to each parcel of real property that the Company owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to SECTION 5(P) above, the Seller will assist Buyer in the procurement in preparation for the Closing of a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and conforming to current expanded ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "SURVEY"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.
The Seller shall pay the costs of such Surveys. If such survey is not obtained on or prior to thirty (30) days after the date of this Agreement, the Seller shall be under no further obligation with respect thereto and obtaining such survey shall cease to be a condition to the Buyer's obligations hereunder.

          (n) ENVIRONMENTAL ASSESSMENTS. The Seller will assist the Buyer in obtaining with respect to each parcel of real estate that the Company owns, leases or subleases and as to which a title insurance policy is to be procured pursuant to SECTION 5(K) above, a current Phase I environmental site assessment from an environmental consultant or engineer reasonably satisfactory to the Buyer which shall not disclose or recommend any action with respect to any condition to be remediated or investigated or any contamination on the site assessed. The Buyer shall pay the cost of such environmental site assessments. If such site assessments are not obtained on or prior to thirty (30) days after the date of this Agreement, the Seller shall be under no further obligation with respect thereto and obtaining such site assessments shall cease to be a condition to the Buyer's obligations hereunder.

          (o) RISK OF LOSS. Except and to the extent provided in the Local Marketing Agreement, the risk of loss, damage, or destruction to any of the assets of the Company shall remain with the Seller until the Closing. In the event of any such loss, damage, or destruction the Seller will promptly notify the Buyer of all particulars thereof, stating the cause thereof (if known) and the extent to which the cost of restoration, replacement and repair of the assets lost, damaged or destroyed will be reimbursed under any insurance policy with respect thereto. The Seller will repair or replace such assets as soon as possible after loss, damage or destruction thereof and shall use its best efforts to restore as promptly as possible transmissions as authorized in the FCC Licenses. The Closing Date shall be extended (with FCC consent, if necessary) for up to six (6) months to permit such repair or replacement. If repair or replacement cannot be accomplished within six (6) months of the date of the Seller's notice to the Buyer, and the Buyer reasonably determines that the Seller's failure to repair or replace, alone or in the aggregate, would have a material adverse effect on the operation of the Stations, the Seller may postpone the Closing Date until such time as the property has been repaired, replaced or restored in a manner and to an extent reasonably satisfactory to the

Buyer, unless the same cannot be reasonably effected within one hundred and eighty (180) days of the date of the Seller's notice to the Buyer, in which case either Party may terminate this Agreement.

Notwithstanding the foregoing, the Buyer may choose to accept the lost, damaged or destroyed assets in their "then" condition, together with the Seller's assignment to the Buyer all rights under any insurance claims covering the loss, damage or destruction and payment over to the Buyer any proceeds under any such insurance policies, previously received by the Seller with respect thereto.

     In the event the Closing Date is postponed pursuant to this SECTION 5(O), the parties hereto will cooperate to extend the time during which this Agreement must be closed as specified in the consent of the FCC.

          6.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Sections 2 and 4 of this Agreement shall be true and correct; provided that a failure of a representation or warranty to be true and correct shall not be a condition to the Buyer's obligation to close if (a) such failure (or all such failures, in the aggregate) does not have a material adverse effect upon the Company, Broadcasting, or their assets taken as a whole at and as of the Closing Date (after considering any indemnification provided by Seller, whether made under this Agreement or otherwise); or (b) such failure is as a direct result of any action of the Buyer, under the Local Marketing Agreement or otherwise;

               (ii) the Seller and the Company shall have performed and complied with all of their covenants hereunder; provided that a breach of a covenant shall not be a condition if such breach (or all such breaches, in the aggregate) does not have a material adverse effect upon the Company, Broadcasting or their assets taken as a whole at and as of the Closing Date;

               (iii) the Seller and the Company shall have assisted the Buyer in procuring all of the third party consents specified in SECTION 5(C) above and the title insurance commitments and endorsements, surveys and Phase I environmental site assessments described in SECTIONS 5(K) THROUGH 5(M) above (provided, however, that this condition shall be satisfied or deemed waived if not obtained on or prior to thirty (30) days after execution of this Agreement);

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein there is reasonably likely to be rendered or issued an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially adversely affect the right of the Buyer to own, operate, or control the Company Shares, the Company or the Stations (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

               (v) the Seller shall have delivered to the Buyer a certificate (without qualification as to Knowledge or materiality or otherwise except as explicitly provided in the relevant Section of the Agreement) warranting that each of the conditions specified above in SECTIONS 6(A)(I)-(IV) are satisfied in all respects;

               (vi) the Transfer Applications shall have been approved by a Final Order of the FCC; the applicable waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated; and the Buyer shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

               (vii) the Buyer shall have received from counsel to the Seller an opinion with respect to the legal matters set forth in Exhibit D attached hereto, addressed to the Buyer and dated as of the Closing Date;

               (viii) the officers and directors of the Company and Broadcasting shall have tendered written confirmation of their resignation of service by and for the Company and repaid or satisfied all Liabilities to the Company and all shall have released the Company of all Liabilities;

               (ix) the Seller and the Company shall have paid or obtained the release of all Liabilities of the Company and Broadcasting existing at the Closing Date including, but not limited to, indebtedness for borrowed money and trade accounts payable (as described in SCHEDULE 6(A) in the Disclosure Schedule) and all Liabilities to the Seller, but as to trade accounts payable only those trade accounts payable existing as of the execution of this Agreement;

               (x) the sole assets of the Company shall consist of Broadcasting and an interest as a general partner in Montgomery Towers Partners, an Alabama General Partnership, and as described in SECTION 6(A) of the Disclosure Schedule, the stock of Broadcasting Subsidiaries shall have been distributed to Seller.

               (xi) the Parties shall have entered into the Tax Escrow Agreement as described in Section 1(b) above.

The Buyer may waive any condition specified in this SECTION 6(A) if it executes a writing so stating at or prior to the Closing as described in SCHEDULE 6(A) of the Disclosure Schedule.

          (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in SECTION 3 above shall be true and correct; provided that a failure of a representation or warranty to be true and correct shall not be a condition to the Seller's obligation to close if (a) such failure (or all such failures, in the aggregate) does not have a material adverse effect upon Buyer's ability to consummate the transactions contemplated by this Agreement, or (b) such failure is as a direct result of any action of the Seller;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder; provided that a breach of a covenant shall not be a condition if such breach (or all such breaches, in the aggregate) does not have a material adverse effect upon Buyer's ability to consummate the transactions contemplated by this Agreement.

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein there is reasonably likely to be rendered or issued an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially adversely affect the right of the Seller to continue to own, operate, or control the Company Shares, the Company or the Stations (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Seller a certificate (without qualification as to Knowledge or materiality or otherwise) to the effect that each of the conditions specified above in SECTION 5(B)(I)-(III) is satisfied in all respects;

               (v) each of the Transfer Applications shall have been approved by a Final Order of the FCC; the applicable waiting period, including any extensions thereof, under the HSR Act shall expired or been terminated; and the Buyer shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

               (vi) the Seller shall have received from counsel to the Buyer an opinion with respect to the legal matters set forth in EXHIBIT D attached hereto, addressed to the Seller and dated as of the Closing Date; and

               (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this SECTION 6(B) if it executes a writing so stating at or prior to the Closing.

          7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

          (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 8 below). At Seller's request, Buyer shall provide Seller with reasonable access to such books and records of the Company as Seller may reasonably require to comply with their tax reporting and filing obligations.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 8 below).

          (c) TRANSITION. Neither the Seller nor the Buyer will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Stations or the Company from maintaining the same business relationships with the Stations or the Company after the Closing as it maintained with the Stations or the Company prior to the Closing. The Seller will refer all customer inquiries relating to the business of any of the Stations to the Buyer from and after the Closing. No Seller and no Affiliate of any Seller will employ or offer to employ any station employee of the Company in the Montgomery, Alabama or Chattanooga, Tennessee metropolitan area for a period of three (3) years after the Closing Date, unless such employee has been terminated by Buyer. For a period of three (3) years from and after the Closing Date, neither the Seller nor any of his Affiliates will engage directly or indirectly in any business that the Company conducts within seventy-five (75) miles of the Transmitter Sites; PROVIDED, HOWEVER, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to consist of engagement in the Company's business solely by reason thereof.

          (d) CONFIDENTIALITY. Each of the Seller and the Buyer will treat and hold as confidential such all of the Confidential Information, refrain from using any of the

Confidential Information except in connection with this Agreement, and deliver promptly to the other Party or destroy, at the request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that either Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, it will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6(D). If, in the absence of a protective order or the receipt of a waiver hereunder, either Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Party shall use his or its best efforts to obtain, at the request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (e) COLLECTION OF ACCOUNTS RECEIVABLE/PAYMENT OF DEBT. Buyer will use its best efforts to collect the accounts receivable of Company and Broadcasting as specified in Schedule A to this Agreement and the Local Marketing Agreement, a copy of which is attached hereto as Exhibit B. Prior to Closing, Seller may pay scheduled debt service for the debt listed on Schedule 6(a) of the Disclosure Schedule from cash available at the date of this Agreement, plus cash generated from collection of the Accounts Receivable that existed at the date of this Agreement.

          (f) NAME CHANGE. Buyer shall cause the Company and Broadcasting to make all such filings as are necessary so that the name of Broadcasting will be changed to a name which does not include the word "Colonial" including, but not limited to, filing a certificate of amendment with the Secretary of State to amend Broadcasting's Articles of Incorporation to change the name of Company effective as of the Closing Date.

          8.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

          (a) SURVIVAL. All of the representations and warranties of the Seller and the Company contained in SECTION 2 and SECTION 4 of this Agreement (the "SURVIVING REPRESENTATIONS"), and all of the representations and warranties of the Buyer contained in SECTION 3 of this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years following Closing; provided, however, that the representations and warranties of the Seller and the Company contained in subsections (g) and (r) of Section 4 of this Agreement (the "SURVIVING TAX REPRESENTATIONS") shall survive the Closing and continue in full force and effect until ninety (90) days after the expiration of the applicable federal and state statutes of limitations on each claim pertaining to subsections (g) and (r) of Section 4.

          (b) INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYER. Seller agrees to indemnify Buyer, the Company and Broadcasting and to hold them harmless from and against any Adverse Consequences of or against Buyer, the Company or Colonial Broadcasting resulting from:

               (i) Any failure of any representation or warranty made herein by Seller or the Company in SECTION 2 and SECTION 4 of this Agreement or in any document, instrument or agreement executed or delivered in accordance herewith to be true and correct when made, indemnification for which shall be subject to the amount limitations set forth in SECTION 8(G) and provided that such claim is brought within the survival period set forth in SECTION 8(A) above, but without regard to any qualifications based on Knowledge or materiality contained in such representation or warranty;

               (ii) Any breach or nonfulfillment of any agreement or covenant of Seller or the Company or in any certificate, document or agreement executed or delivered pursuant to this Agreement by Seller, indemnification for which shall be subject to the amount limitations set forth in SECTION 8(G) and provided that such claim is brought within the survival period set forth in
SECTION 8(A) , but without regard to any qualifications based on Knowledge or materiality contained in such covenant;

               (iii) All Tax liabilities and tax obligations of the Company or Broadcasting (i) with respect to all periods ending on or prior to the Closing Date (whether due and payable before or after the Closing Date and whether identified in the Disclosure Schedule); or (ii) which are due and payable at any time on or before the Closing Date, provided that such claim is brought within 90 days after the expiration of the applicable tax statute of limitations on assessment of those tax liabilities and tax obligations of Company;

               (iv) Third party claims (including fines and penalties sought to be imposed or enforcement proceedings commenced by governmental agencies) whether arising before or after the Closing Date based upon, alleging or arising out of any act, omission or occurrence on or before the Closing Date in connection with the operation of the Company or

Broadcasting including, without limitation, any claim for nonperformance or breach of contract, any claim for workers compensation or unemployment compensation, or claims for personal injury or for property damage (except for matters described in subsections (v) and (vi) below), indemnification for which shall be subject to the amount limitations set forth in SECTION 8(G) and provided that such claim is brought within the survival period set forth in
SECTION 8(A) above;

               (v) Any debts of the Company or Colonial Broadcasting existing as of the Closing which are not reflected on the September 30, 1997 balance sheet attached as Schedule 4(d)(1) and any Adverse Consequences to Buyer resulting from the disputes, controversies or lawsuits listed on Schedule 4(o), provided that such claim is brought within the survival period set forth in
SECTION 8(A) above; and

               (vi) Any debt, liability or obligation of CBC Realty, Inc. or Radio Management Services, Inc. and any third party claim (including fines and penalties sought to be imposed or enforcement proceedings commenced by governmental agencies) whether arising before or after the Closing Date based upon, alleging or arising out of any act, omission or occurrence related to the operation of the businesses of CBC Realty, Inc. or Radio Management Services, Inc. including, without limitation, any claim for nonperformance or breach of any contract, any claim for workers compensation or unemployment compensation, or claims for personal injury or for property damage;

               (vii) All liabilities and obligations of the Company or Broadcasting arising from any Employee Benefit Plan (whether identified in the Disclosure Schedules);

               (viii) All liabilities and obligations of the Company or Broadcasting arising from the Indemnification Agreement between JT Holding, Inc., and REL Holding, Inc., dated February 17, 1995;

provided, however, that this SECTION 8(B) shall not apply if Buyer seeks and obtains specific performance under SECTION 8(E) below or liquidated damages under SECTION 8(F) below.

          (c) INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLER. The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of any of the Buyer's representations, warranties, and covenants contained in this Agreement (so long as the Seller makes a written claim for indemnification within the survival period in Section 8(a) above and subject to the limits in Section 8(g) below).

          (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this SECTION 8, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party does not notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

          (e) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in SECTION 11(O) below), in addition to any other remedy to which it may be entitled, at law or in equity.

          (f) LIQUIDATED DAMAGES. The Buyer and the Seller acknowledge that in the event that the transactions contemplated by this Agreement are not closed because of a default by the Buyer, the Adverse Consequences as a result of such default may be difficult, if not impossible, to ascertain. Accordingly, in the event the transactions contemplated by this Agreement are not consummated due to a default of this Agreement by the Buyer or the failure of any representation or warranty made by the Buyer to be true and correct when made, then the Seller shall be entitled to receive from the Buyer the sum of five (5) % of the Purchase Price as liquidated damages without the need for proof of damages. Seller shall be entitled to the Earnest Money Escrow Deposit under the terms of the Earnest Money Escrow Agreement as the exclusive means of satisfaction of these liquidated damages.

          (g) INDEMNIFICATION CAP. From and after the Closing with respect to claims by Buyer under Sections 8(b)(i), (ii), and (iv), and claims by Seller under Section 8(c) shall be limited to an aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Indemnification Cap"); provided, however, that the Indemnifying Party shall have no liability to the Indemnified Party for Adverse Consequences suffered by the Indemnified Party unless such Adverse Consequences, in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000)(the "Minimum Loss"). After the Minimum Loss is exceeded, the Indemnified Party shall be entitled to be paid the entire amount of the Adverse Consequences of the Indemnified Party, subject to the Indemnification Cap.

METHOD OF RECOURSE. Buyer shall be entitled to elect to exercise its rights under the Tax Escrow Agreement with respect to breaches of Section 4(g) subject to the other provisions of this Agreement.

          9.   DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

     "ADVERTISING CONTRACT" means any arrangement with any third party under which the Seller has created, incurred, assumed or guaranteed an obligation to provide advertising or air time on the Station.

     "AFFILIATE" means with reference to any person or entity, another person or entity controlled by, under the control of or under common control with that person or entity.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BROADCASTING" has the meaning set forth in the Preliminary Statements.

     "BROADCASTING SHARES" has the meaning set forth in Section 4(b).

     "BROADCASTING SUBSIDIARIES" has the meaning set forth in the Preliminary Statements.

     "BUYER" has the meaning set forth in the Preliminary Statements.

     "CASH" means cash and cash equivalents determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "CLOSING" has the meaning set forth in SECTION 1(C) above.

     "CLOSING DATE" has the meaning set forth in SECTION 1(C) above.

     "CODE" means the Internal Revenue Code of 1986, as amended

     "COMPANY" has the meaning set forth in the Preliminary Statements.

     "COMPANY SHARES" has the meaning set forth in the Preliminary Statements.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company which is not generally known to the public.

     "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 2 above.
Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

     "EARNEST MONEY DEPOSIT" has the meaning set forth in SECTION 1(B) above.

     "EARNEST MONEY ESCROW AGENT" means Don Sailors.

     "EARNEST MONEY ESCROW AGREEMENT" has the meaning set forth in SECTION 1(B) above.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "ENTITY" means a corporation, limited liability company, partnership, limited partnership, limited liability partnership or other entity recognized by any jurisdiction within the United States.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FCC" means the Federal Communications Commission of the United States.

     "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

     "FINAL ORDER" means an action by the FCC as to which: (a) no request for stay by the FCC is pending, no such stay is in effect, and any deadline for filing a request for any such stay has passed; (b) no appeal, petition for rehearing or reconsideration, or application for review is pending before the FCC and the deadline for filing any such appeal, petition or application has passed; (c) the FCC has not initiated reconsideration or review on its own motion and the time in which such reconsideration or review is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and the deadline for filing any such appeal or request has passed.

     "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(D) above.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HSR FORM" has the meaning set forth in SECTION 5(C) above.

     "HSR ACT" has the meaning set forth in SECTION 5(C) above.

     "INDEMNIFICATION CAP" has the meaning set forth in SECTION 8(G) above.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 8(D) above.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 8(D) above.

     "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, call letters, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) all programs, programming materials, copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, market and other research information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (b) copies and tangible embodiments thereof (in whatever form or medium).

     "INTERIM PERIOD" means the time period between the date of execution of this Agreement and up to and including the Closing Date.

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LICENSES" means all FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Seller and the Company with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

     "LOCAL MARKETING AGREEMENT" has the meaning set forth in SECTION 1(E) above.

     "MINIMUM LOSS" has the meaning set forth in Section 8(g) above.

     "MOST RECENT BALANCE SHEET" means the balance sheet of the Company as of the Most Recent Fiscal Year End.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in SECTION 4(D) above.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "NET WORTH FOR ADJUSTMENT PURPOSES" means the amount which is the difference between (a) the sum of the Company's tangible assets and insurance or other proceeds paid or owing in respect thereof, and (b) Liabilities of the Company in connection with (i) Taxes in respect of any period prior to January 1, 1998, (ii) amounts owing in connection with any Employee Benefit Plan in respect of any period prior to January 1, 1998, and (iii) amounts owing in respect of any violation of the Occupational Safety and Health Act prior to January 1, 1998.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the Preliminary Statements.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PROCESS AGENT" has the meaning set forth in SECTION 11(P) below.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "PURCHASE PRICE" has the meaning set forth in SECTION 1(B) above.

     "RELATED PARTY" or "RELATED PARTIES" means Colonial Bancgroup, Inc., Colonial Properties, Inc.,and Montgomery Tower Partners, an Alabama general partnership.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens for Taxes not yet due and payable; (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation; and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLER" has the meaning set forth in the Preliminary Statements.

     "STATIONS" means the radio broadcast stations having the call letters WUSY-FM (Cleveland, Tennessee), and WLWI-FM, WMXS-FM, WMSP-AM, and WNZZ-AM (Montgomery, Alabama).

     "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "SURVEY" has the meaning set forth in SECTION 5(J) above.

     "SURVIVING REPRESENTATIONS" has the meaning set forth in Section 8(a) above.

     "SURVIVING TAX REPRESENTATIONS" has the meaning set forth in Section 8(a) above.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX ESCROW AGREEMENT" has the meaning set forth in SECTION 1(B) above and as more particularly described in Exhibit B.

     "TAX ESCROW DEPOSIT" has the meaning set forth in SECTION 1(B) above.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TAX SCHEDULE" has the meaning set forth in Section 4(g) above.

     "TRANSFER APPLICATION" has the meaning set forth in SECTION 5(B) above.

     "WORKING CAPITAL" means the current assets (net of reserves) less the current Liabilities determined in accordance with GAAP.

          10.  TERMINATION.

          (a) TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

               (i) by mutual agreement of the Buyer and the Seller at any time prior to the Closing;

               (ii) the Buyer or the Seller (the "complaining Party") may terminate this Agreement if the other Party (the "defaulting Party") fails to perform or observe any covenant or agreement contained herein on its part to be performed or observed and either (i) such failure shall continue for more than 30 days after notice of such failure is given by the complaining Party to the defaulting Party, unless such failure is not reasonably capable of being cured within such 30-day period (but is reasonably capable of being cured within 60 days after such notice) and the defaulting Party commences action to cure such failure within such 30-day period and diligently and continuously prosecutes such action to completion and causes such failure to be cured within 60 days after such notice, or (ii) such failure is not reasonably capable of being cured within 60 days after notice of such failure is given to the defaulting Party;

               (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before the 180th day following the date of this Agreement by reason of the failure of any condition precedent under SECTION 6(A) hereof (unless such failure results primarily from the Buyer's breach of any covenant contained in this Agreement);

               (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before the 180th day following the date of this Agreement by reason of the failure of any condition precedent under SECTION 6(B) hereof (unless the failure results primarily from the Seller's breach of any covenant contained in this Agreement); or

               (v) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing Date if any representation or warranty made by the Seller or the Company in SECTION 2 OR SECTION 4 hereof proves to have been incorrect in any material respect when made; provided that a failure of a representation or covenant shall not be a condition if the failure or failures, as the case may be, does not have a material adverse effect on Company or its assets taken as a whole; or

               (vi) the Buyer may terminate this Agreement no later than thirty (30) days from the date of this Agreement by notifying the Seller that the title, surveys, or incremental assessments received pursuant to Section 5(l), 5(m) and 5(n) are not satisfactory; or

               (vii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing Date if any representation or warranty made by the Buyer in SECTION 3 hereof proves to have been incorrect in any material respect when made provided, that a failure of a representation or covenant shall not be a condition if the failure or failures, as the case may be, does not have a material adverse effect on Buyer's ability to consummate the transaction contemplated in this Agreement;

               (viii) the Buyer or the Seller may terminate this Agreement if any Transfer Application is denied by Final Order.

EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to
SECTION 10(A) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

          11.  MISCELLANEOUS.

          (a) SURVIVAL. All of the representations, warranties, and covenants of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in SECTION 8(A).

          (b) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case, except as required by FCC public notice, the disclosing Party will advise the other Party prior to making the disclosure).

          (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

          (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided that the Buyer may assign all right, title and interest in, to and under this Agreement to one or more Affiliates of Buyer.

          (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


    IF TO THE SELLER: Colonial Broadcasting, Inc.
                      One Commerce Street #300
                      Montgomery, Alabama 36104
                      Attn: Robert Lowder

          Copy to:    Sirote and Permutt
                      One Commerce Street
                      Montgomery, Alabama 361043
                      Attn:  David Wooldridge

     IF TO THE BUYER: Cumulus Holdings, Inc.
                      c/o QUAESTUS Management Corporation
                      330 E. Kilbourn Ave., Ste. 250
                      Milwaukee, WI  53202
                      Attn: Terrence J. Leahy

          Copy to:    Cumulus Holdings, Inc.
                      875 N. Michigan Avenue
                      Chicago, IL  60611
                      Attn:  Richard J. Bonick

                      Baker & Daniels
                      205 W. Jefferson Boulevard
                      Suite 250
                      South Bend, IN 46601
                      Attn:  Peter G. Trybula

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Alabama.

          (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (l) EXPENSES. The Buyer and the Seller will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, other than as set forth in SECTION 5(B) with regard to the Transfer Application. The Seller will pay all income taxes, transfer taxes and other recording or similar fees necessary to vest title to the Company Shares in the Buyer. The Seller agrees that the Company has not borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

          (m) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Montgomery, Alabama in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in
SECTION 10(H) above. Nothing in this SECTION 10(O), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                              CUMULUS HOLDINGS, INC.


                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------
                                               "Buyer"


                              ------------------------------------
                              Robert E. Lowder

                                        "Seller"


                              Republic Corporation

                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------

                                        "Company"

                                      SCHEDULE A

     Purchase Price. The Buyer agrees to pay to the Seller the Purchase Price (the "PURCHASE PRICE") payable as follows:

          (i) on the date of this Agreement, the Buyer will deposit with the Earnest Money Escrow Agent the amount of One Million, Nine Hundred Thirty-Seven Thousand, Five Hundred Dollars ($1,937,500.00) (the "EARNEST MONEY DEPOSIT") in the form of an irrevocable letter of credit issued by NationsBank in favor of the Escrow Agent, in the form attached as Exhibit I to this Schedule A; and

          (ii) on the Closing Date, the Buyer shall pay to the Seller the amount of Thirty-Eight Million, Seven Hundred Fifty Thousand and no/100 Dollars ($38,750,000.00) [less the Tax Escrow Deposit]; and

         (iii) on the Closing Date, Seller shall be entitled to cause Company to distribute all cash and cash equivalents, prepaid expenses, deposits (excluding cash remitted to Seller pursuant to subparagraph (v) below) determined after the close of business on December 31, 1997 to Seller, less the amount of accounts payable on December 31, 1997 and less the amount of any payments of debt service made on the indebtedness described on Schedule 2(d) after the execution of the Agreement; and

          (iv) on the Closing Date, the Buyer shall pay to the Seller an amount equal to the amount actually collected by Buyer from the Company's accounts receivable as they existed on December 31, 1997; thereafter and for a period of three (3) months following the Closing Date, Buyer shall continue to collect such accounts receivable and shall remit to Seller such amounts collected, within 30 days of receipt; and

          (v) on the Closing Date, Seller shall be entitled to cause the Company to distribute to Seller the amount of (a) any revenues of the Stations in excess of Seller's costs and expenses, as defined in Appendix A of the Local Programming and Marketing Agreement (the "LMA") between the Parties dated January 9, 1998 (the "Net Station Income"), for the period commencing January 1, 1998, and ending on the expiration or early termination of the applicable waiting period under the HSR Act, and (b) any Monthly Fee paid or payable to Licensee under the LMA, but not including any amount of costs or expenses reimbursed to Licensee by Programmer under the LMA. The Purchase Price will be decreased by the Net Station Income, for the period commencing January 12, 1998, and ending on the expiration or early termination of the applicable waiting period under the HSR Act. The Net Station Income for any period less than a full calendar month shall be determined by prorating the Net Station Income for the calendar month based on the percentage of days in the month within such short period; and

          (vi) On the Closing Date, the Buyer shall pay to the Seller an amount equal to the total amount of costs incurred by Company and/or Seller toward the buildout and equipping of the Chattanooga station facility up to Eight Hundred Fifty Thousand Dollars ($850,000); provided that Company and/or Seller has furnished at Closing all receipts and other documentation related to the expenses of buildout and equipping the Chattanooga station facility.


The Earnest Money Deposit referenced in this Section (i) above shall be placed in escrow with the Earnest Money Escrow Agent pursuant to an escrow agreement in the form attached hereto as EXHIBIT A (the "EARNEST MONEY ESCROW AGREEMENT"). Under the terms and conditions of that Agreement, if the Closing does not take place because the Buyer has breached this Agreement or the Seller has terminated this Agreement because of any matter specified in Section 10(a)(ii) or (vi) , then the Earnest Money Deposit shall be paid to the Seller. If the Closing does not occur because the Seller has breached this Agreement, the letter of credit shall be cancelled and returned to the issuer.

                      LIST OF OMITTED SCHEDULES AND/OR EXHIBITS


Exhibit A -    Form of Earnest Money Escrow Agreement

Exhibit B -    Tax Escrow Agreement

Exhibit C -    Local Marketing Agreement

Exhibit D -    Form of Opinion of Counsel to the Seller

Exhibit E -    Form of Opinion of Counsel to the Buyer


DISCLOSURE SCHEDULES

The preceding schedules and/or exhibits have been omitted from this exhibit. The Company agrees to provide copies of such schedules and/or exhibits to the Commission upon request.